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                                                                      Exhibit 23




                            CONSENT OF INDEPENDENT

                         CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-60131) pertaining to the Viragen, Inc. 1995 Stock Option Plan, Employment Contracts with Key Executives and Stock Option Agreements with Directors of Viragen, Inc. of our report dated September 25, 1997 with respect to the consolidated financial statements of Viragen, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.

                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Ernst & Young LLP


September 29, 1997
Miami, Florida